As filed with the Securities and Exchange
                        Commission on December 27, 2002.
                                                           Registration No. 333-

          -------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933

                                 ---------------

                                   Kadant Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                 ---------------

Delaware                                                              52-1762325
(State or Other Jurisdiction of                                 (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                           One Acton Place, Suite 202
                           Acton, Massachusetts 01720
               (Address of Principal Executive Offices) (Zip Code)

                        KADANT INC. EQUITY INCENTIVE PLAN

                            (Full Title of the Plan)

        Sandra L. Lambert, Vice President, General Counsel and Secretary
                                   Kadant Inc.
                           One Acton Place, Suite 202
                           Acton, Massachusetts 01720
                     (Name and Address of Agent for Service)

                                 (978) 776-2000
          (Telephone Number, Including Area Code, of Agent For Service)




                                                        ---------------

                                               CALCULATION OF REGISTRATION FEE


                                                    Proposed Maximum      Proposed Maximum
   Title of Securities          Amount To Be         Offering Price      Aggregate Offering            Amount of
    To Be Registered           Registered (1)        Per Share (2)           Price (2)              Registration Fee
   -------------------         --------------       ----------------     ------------------         ----------------

   Common Stock, $.01            1,600,000               $15.60             $24,960,000                $2,296.32
   par value per share            shares



 (1)     In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

 (2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The calculation of the registration fee has been based upon the average of the high and low sales prices of the Registrant's common stock as reported on the American Stock
         Exchange on December 23, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-83718, relating to the Company's Equity Incentive Plan.

         The financial statements of the Registrant for the year ended December 29, 2001 included in the Registrant's Annual Report on Form 10-K (File Number 1-11406), have been audited by Arthur Andersen LLP, the Registrant's independent public accountants for fiscal year 2001. The Registrant has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of its report issued with respect to such financial statements in this Registration Statement. In reliance upon Rule 437a of the Securities Act of 1933, as amended, the Registrant has not filed the written consent of Arthur Andersen LLP. As a result, an investor may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact contained in the financial statements of the Registrant for the year ended December 29, 2001 in the Registrant's Annual Report on Form 10-K, which are incorporated by reference in this Registration Statement.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Kadant Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, Commonwealth of Massachusetts, on this 23rd day of December, 2002.

                                                     KADANT INC.


                                           By:      /s/ William A. Rainville
                                                    ----------------------------
                                                    William A. Rainville
                                                    Its: Chairman, President and
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned Directors and Officers of Kadant Inc. hereby appoints William A. Rainville, Thomas M. O'Brien, Jonathan W. Painter, Michael
J. McKenney and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                    Signature                                         Title                               Date

                                                       Chairman, President, Chief Executive
                                                       Officer and Director
/s/ William A. Rainville                               (Principal Executive Officer)                December 23, 2002
--------------------------------------------------
William A. Rainville
                                                       Executive Vice President and
                                                       Chief Financial Officer
/s/ Thomas M. O'Brien                                  (Principal Financial Officer)                December 23, 2002
--------------------------------------------------
Thomas M. O'Brien






                                       3

                                                       Vice President, Finance
/s/ Michael J. McKenney                                (Principal Accounting Officer)               December 23, 2002
--------------------------------------------------
Michael J. McKenney


/s/ John M. Albertine                                  Director                                     December 23, 2002
--------------------------------------------------
John M. Albertine


/s/ John K. Allen                                      Director                                     December 23, 2002
--------------------------------------------------
John K. Allen


/s/ Francis L. McKone                                  Director                                     December 23, 2002
--------------------------------------------------
Francis L. McKone


                                  EXHIBIT INDEX


                  Exhibit
                  Number            Description
                  -------           -----------


                  4 (1)             Amended and Restated Equity Incentive Plan of the Registrant

                  5                 Opinion of Sandra L. Lambert, Esq.

                  23                Consent of Sandra L. Lambert, Esq.
                                    (contained in her opinion filed as Exhibit 5)

                  24                Power of Attorney (see signature pages to this Registration
                                    Statement).

                 (1)      Incorporated by reference from the Registrant's Quarterly Report on
                          Form 10-Q for the quarter ended September 30, 2001.
